EXHIBIT 10.2
SCHEDULE OF DIRECTORS AND EXECUTIVE OFFICERS WITH
INDEMNIFICATION AGREEMENTS
Directors
J. Douglas Campbell
Carol A. Cartwright
Gale Duff-Bloom
Wayne R. Embry
Richard H. Fearon
Robert A. Garda
Gordon D. Harnett
Stephen D. Newlin (as director)
Farah M. Walters
Executive Officers
Stephen D. Newlin, Chairman, President and Chief Executive Officer
Bernard P. Baert, Senior Vice President and General Manager, Colors and Engineered Materials, Europe and Asia
Michael E. Kahler, Senior Vice President, Commercial Development
Michael L. Rademacher, Senior Vice President and General Manager, Distribution
Robert M. Rosenau, Senior Vice President and General Manager, Vinyl Compounds
Wendy C. Shiba, Senior Vice President, Chief Legal Officer and Secretary
Kenneth M. Smith, Senior Vice President and Chief Information and Human Resources Officer
W. David Wilson, Senior Vice President and Chief Financial Officer